                                                                   EXHIBIT 10.35


                       AMENDMENT NO. 1 TO CREDIT AGREEMENT

                                Dated May 7, 1999


AMENDMENT No. 1 to Credit Agreement (this "Amendment") by and among TRANSACT TECHNOLOGIES INCORPORATED, a Delaware corporation ("TransAct"), MAGNETEC CORPORATION, a Connecticut corporation ("Magnetec"), (collectively, the "Borrowers" and each, individually, a "Borrower"), and FLEET NATIONAL BANK, a national banking association organized under the laws of the United States of America (the "Bank").

                  PRELIMINARY STATEMENTS:

                  A. The Borrowers and the Bank have entered into a Credit Agreement dated as of January 29, 1998. Capitalized terms used herein and not otherwise defined herein shall have the meanings given thereto in the Credit Agreement. As used herein, the term "Credit Agreement" shall mean the Credit Agreement as amended pursuant to this Amendment No.1.

                  B. For good and valuable consideration, the receipt of which is acknowledged, the Borrowers and the Bank have agreed to amend the Credit Agreement, as hereinafter set forth.

                  SECTION 1. Amendments. The Facility Documents are, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:

                           (a)      The following definitions are hereby added
to the Credit Agreement:

                           "Borrowing Base" means an amount equal to the sum of
                  (a) 80% of Eligible Receivables, plus (b) 50% of Eligible Inventory, provided, however, in no event shall the aggregate amount under clause (b) exceed $4,000,000. Unless the Bank shall otherwise determine, the Borrowing Base as of any date shall be the Borrowing Base set forth on the most current Borrowing Base Certificate certified and delivered by the Borrower to the Bank. If, at any time, the Borrowing Base shall exceed the Working Capital Commitment, for purposes of this Agreement the Borrowing Base shall be deemed to be equal to the Working Capital Commitment. The Bank reserves the right to modify the percentages of

                  Eligible Receivables and Eligible Inventory against which it will lend under the Borrowing Base formula above, based on the results of any field examinations of the Borrowers conducted by the Bank.

                           "Borrowing Base Certificate" means a certificate
                  substantially in the form of Exhibit B hereto or such other form agreed to in writing by the Bank and the Borrower.

                           "Eligible Inventory" means, as of any date of
                  determination thereof, all Inventory (valued at the lower of cost or its net realizable value as determined using GAAP) owned by the Borrowers, but excluding(a) all Inventory in which the Bank does not have a first perfected security interest, subject to no other Lien prior to or on a parity with such security interest, (b) all Inventory for which warehouse receipts or documents of title have been issued, unless the same are delivered to the Bank, (c) all work-in-progress, and any finished Inventory units housed at customer locations, and (d) all other Inventory which is determined by the Bank, in the exercise of its reasonable judgment, to be ineligible for any other reason generally accepted in the commercial finance business as a reason for ineligibility. Notwithstanding the preceding sentence, "Eligible Inventory" shall not include any Inventory not located at premises owned by or leased to or contracted to a Borrower, unless such Inventory is in transit (and insured) or such Borrower has made a formal financing statement filing against the consignee of such Inventory and has given any party claiming of record a security interest in such consignee's Inventory, or other assets that might include such Inventory, notice of such Borrower's consignment arrangements with such consignee or has taken equivalent protective steps satisfactory to the Bank.

                           "Eligible Receivables" means, as of any date of
                  determination thereof, all Receivables of the Borrowers net of the Borrowers' customary reserves, discounts, credits, returns, rebates, allowances or set-offs, excluding the following:

                             (i) any Receivable unpaid for 90 or more days from
                  the date of the original invoice;

                            (ii) any Receivable evidenced by chattel paper or an
                  instrument of any kind unless such chattel paper or instrument is pledged and delivered to the Bank or unless the total amount of such Receivables at any one time does not exceed 5% of total Eligible Receivables at such time;

                           (iii) any Receivable which is owed by an account debtor which is insolvent or the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, which might have an adverse effect on the business of such account debtor;

                           (iv) all Receivables deemed uncollectable by a Borrower or turned over to collection agencies or outside collection attorneys;

                           (v) any Receivable which is not a valid, legally enforceable obligation of the account debtor or is subject to any present or contingent, or any fact exists which is the basis for any future, offset or counterclaim or other defense on the part of such account debtor;

                           (vi) any Receivable not evidenced by an invoice or other documentation in form reasonably acceptable to the Bank;

                           (vii) any Receivable which arises out of any transaction between (A) any Borrower and (B) any Subsidiary or any Affiliate or any other Borrower;

                           (viii) any Receivable which is subject to any provision prohibiting its assignment or requiring notice not theretofor given of or consent not theretofor obtained to such assignment;

                           (ix) all Receivables arising out of or in connection with advance billings of a customer's requirements of supplies over a period of time;

                           (x) all Receivables that do not conform to the representations and warranties contained in Article 2 of the Security Agreement; (xi) all Receivables in which the Bank does not have a first perfected security interest, subject to no other Lien prior to or on a parity with such security interest;

                           (xii) all Receivables from an account debtor if more than 50% of the aggregate Dollar amount of invoices billed with respect to such account debtor is more than 90 days past due according to the original terms of payment;

                           (xiii) any Receivable which is owed by an account debtor who has disputed liability or made any claim with respect to any other account due from such account debtor to a Borrower, except the foregoing exclusion shall not apply to any account debtor unless and until such disputed amounts equal or exceed twenty percent (20%) of the aggregate Dollar amount of accounts due from such account debtor; and

                           (xiv) any Receivable which is determined by the Bank, in the exercise of its reasonable judgment, to be ineligible for any other reason generally accepted in the commercial finance business as a reason for ineligibility.


                  "Guaranty" shall mean that certain Guaranty Agreement dated May 7, 1999 from each of the Guarantors to the Bank.

                  "Guarantors" shall mean, collectively, TransAct.Com, Inc., a Delaware corporation, Ithaca Peripherals Limited, a United Kingdom corporation, and TransAct Technologies International Ltd, a Barbados corporation, and each of whom may sometimes be referred to individually as a "Guarantor".

                  "Net Worth" means, with respect to any Person, at any time, the stockholders' equity of such Person and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP.

                           (b) In Section 1.1, the dollar figure of "$4,000,000"
in subparagraph (e) under the definition of "Acceptable Acquisition" is hereby reduced to the figure "$400,000".

                           (c) The definitions for "Amortization Date",
"Tangible Net Worth" and "Term Loan" set forth in the Credit Agreement are hereby deleted. The following definitions in the Credit Agreement are hereby amended and modified as follows:

                           "Commitments" means the Working Capital Commitment.

                           "Loan" means any of the Working Capital Loans and "Loans" means the Working Capital Loans.

                           "Notes" means the Working Capital Note.

                           "Facility Documents" means this Agreement, the Notes,
                  the Subordination Agreements, the Security Agreement, the Guaranty, and each of the documents, certificates or other instruments referred to in Article 4 hereof as well as any other document, instrument or certificate to be delivered by the Borrowers in connection with this

                  Agreement or in connection with the documents, certificates or instruments referred to in Article 4, including documents delivered in connection with any Borrowing, as well as any document or agreement relating to any interest rate swap, hedging arrangements, foreign exchange transactions or credit card transactions entered into with the Bank in connection with any of the Obligations.

                           "Margin" means the percentage points to be added to
                  the Bank's Prime Rate or the then applicable LIBOR Rate, in each case based upon the following performance criteria:

                                                                            LIBOR            PRIME RATE
                                                                            MARGIN             MARGIN
              CONSOLIDATED INTEREST COVERAGE RATIO OF THE BORROWERS      (PERCENTAGE        (PERCENTAGE
                                                                            POINTS)            POINTS)

             Greater than 5.0                                                1.50               0.00
             Greater than 4.0, but less than or equal to 5.0                 1.75               0.00
             Greater than or equal to 3.0, but less than or equal to         2.00               0.00
             4.0
             Less than 3.0                                                   2.25               0.00

                  The Interest Coverage Ratio will be calculated on a cumulative basis (i.e. year-to-date) for the period beginning on January 1, 2000 and ending on December 31, 2000, and thereafter the measurement of this ratio will return to a rolling-four quarters calculation, commencing in respect of the quarter ending March 31, 2001. Notwithstanding the foregoing, the LIBOR Margin in respect of the period ending June 24, 2000 will be 2.25 percentage points.

                           "Revolving Credit Termination Date" means the earlier
                  of (a) May 31, 2001, provided that if such date is not a Banking Day, the Revolving Credit Termination Date shall be the next succeeding Banking Day (or, if such next succeeding Banking Day falls in the next calendar month, the next preceding Banking Day) or (b) the date of termination of the Commitments pursuant to Section 9.2.

                           "Working Capital Commitment" means the obligation of
                  the Bank to make the Working Capital Loans under this Agreement in the aggregate principal amount of up to $10,000,000, as such amount may by limited or reduced pursuant to Article 2 or otherwise modified in accordance with this Agreement from time to time.

                           (d) Section 1.2 of the Security Agreement is hereby
amended in its entirety to read as follows:

                  Section 1.2. Security for Obligations. This Agreement secures the payment of all obligations of the Grantors now or hereafter existing under the Facility Documents, whether for principal, interest, fees, expenses or otherwise, together with (i) any and all obligations of the Grantors with respect to any interest rate swap agreements or other hedging agreements entered into with the Bank with respect to the obligations of the Grantors under the Facility Documents and
                  (ii) such other obligations of the Grantors owing to the Bank of any kind now or hereafter existing, up to an amount of $800,000 at any one time outstanding (all such obligations described in this Section 1.2 being collectively the "Obligations").

                           (e) Section 2.1(a) of the Credit Agreement is hereby
amended and restated in full to read as follows:

                  Subject to the terms and conditions of this Agreement, the Bank agrees to make revolving loans (the "Working Capital Loans") to the Borrowers from time to time from and including the date hereof to and including the Revolving Credit Termination Date, up to but not exceeding in the aggregate principal amount at any one time outstanding the amount of the Working Capital Commitment, and provided that the aggregate outstanding principal amount of Working Capital Loans shall at no time exceed the Borrowing Base. The Working Capital Loans may be outstanding as Prime Rate Loans or LIBOR Loans (each a "type" of Loan). The Working Capital Loans shall be due and payable on the Revolving Credit Termination Date. Each type of Loan shall be made and maintained at the Bank's Lending Office for such type of Loan.


                           (f) The Acquisition Commitment is hereby terminated
and any and all Acquisition Loans outstanding as of the date hereof shall automatically be converted into and shall become Working Capital Loans under the Working Capital Commitment. Accordingly, Sections 2.1(b) and 2.1 (c) and the second sentence of Section 2.2 are hereby deleted from the Credit Agreement in their entirety. The Acquisition Note is hereby canceled. From and after the date hereof, only Working Capital Loans shall be available under the terms of the Credit Agreement In addition, Section 2.3 of the Credit Agreement is hereby deleted in its entirety and is hereby replaced by the following section:

                           Section 2.3. Purpose. The Borrowers shall use the
                  proceeds of the Working Capital Loans for general corporate purposes, including working capital, leasehold improvements, equipment needs, and to finance Acceptable Acquisitions, but shall not be used to repurchase shares of the common stock of TransAct in open-market transactions or otherwise. No proceeds of the Working Capital Loans shall be used to directly or indirectly fund the needs of any Subsidiary of any Borrower if such Subsidiary is not also a Borrower hereunder. No proceeds of the Working Capital Loans shall be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U.

                           (g) Section 2.10(c) of the Credit Agreement is hereby
amended in its entirety to read as follows:

                           (c) Accrued interest on all types of Loans shall be
                  due and payable in arrears upon any payment of principal, and otherwise on the last day of each calendar month in respect of Prime Rate Loans and at the end of the applicable Interest Period in respect of LIBOR Loans (but in no event less frequently than every ninety days), commencing February 28, 1998, and on the Revolving Credit Termination Date; provided that interest accruing at the Default Rate shall be due and payable from time to time on demand of the Bank.

                           (h) Section 2.12(a) is hereby amended in its entirety
to read as follows:

                  (a) Commitment Fee. During the period ending on the Revolving Credit Termination Date, there will be a per annum commitment fee payable on the average unused daily availability under the Working Capital Commitment, payable quarterly in arrears on the first Banking Day after the end of each quarter and calculated on a 360 day year for actual days elapsed. The commitment fee rate will vary based on the then prevailing Interest Coverage Ratio of the Borrowers, on a consolidated basis, which ratio will be calculated on a cumulative basis (i.e. year-to-date) for the period beginning on January 1, 2000 and ending on December 31, 2000, and thereafter the measurement of this ratio will return to a rolling-four quarters calculation, commencing in respect of the quarter ending March 31, 2001, as follows:

                        CONSOLIDATED INTEREST COVERAGE RATIO OF THE BORROWERS       COMMITMENT FEE
                      Greater than 5.0                                                    0.25%
                      Greater than 4.0, but less than or equal to 5.0                    0.375%
                      Greater than 3.0, but less than or equal to 4.0                     0.50%
                      Less than or equal to 3.0                                          0.625%

                  Notwithstanding the foregoing, the commitment fee payable in respect of the period ending June 24, 2000 will be 0.625%.

                           (i) The word "and" at the end of Section 6.8(q) is
hereby deleted and Section 6.8(r) is hereby redesignated as Section 6.8(s) and the following new section is added as a new Section 6.8(r) of the Credit
Agreement:

                           (r) As soon as available, and in any event within ten
                  Banking Days of the end of each fiscal month, a monthly Borrowing Base Certificate signed by the Chairman or Chief Financial Officer of each Borrower, in respect of the immediately preceding month; and

                           (j) A new Section 7.12 is hereby added to the Credit
Agreement to read as follows:

                  Section 7.12. Capital Expenditures. Make Capital Expenditures in excess of $3,000,000 in fiscal year 1999 and $3,200,000 in fiscal year 2000 and each fiscal year thereafter. For purposes of this Section, "Capital Expenditures" shall mean, in respect of any relevant period, the dollar amount of gross expenditures (including obligations under capital leases) made for fixed assets, real property, plant and equipment, and all renewals, improvements and replacements thereto (but not repairs thereof) incurred during such period, as determined in accordance with GAAP.

                           (k) Sections 8.5 and 8.6 of the Credit Agreement are
hereby deleted in their entirety. Section 8.1 of the Credit Agreement is hereby deleted in its entirety and is hereby replaced by the following section:

                           Section 8.1. Minimum Net Worth. The Borrowers, on a
                  consolidated basis, shall maintain at all times, as measured at the end of each fiscal quarter, commencing June 26, 1999, a Net Worth of not less than $11,000,000.

                           Section 8.3 of the Credit Agreement is hereby deleted
in its entirety and is hereby replaced by the following section:

                           Section 8.3. Maximum Debt to Cash Flow Ratio. The
                  Borrowers, on a consolidated basis, shall maintain a ratio of total Funded Debt to EBITDA, of not more than 3.4 to 1.0 in respect of the twelve month period ending December 31, 1999, as measured at December 31, 1999, and thereafter such ratio shall be not more than 3.0 to 1.0 at all times, as measured at the end of each fiscal quarter, commencing on March 25, 2000 for the twelve month period then ended (a rolling-twelve month calculation measured as of the end of each successive quarter).

                           Section 8.4 of the Credit Agreement is hereby deleted
in its entirety and is hereby replaced by the following section:

                           Section 8.4. Interest Coverage Ratio. The Borrowers,
                  on a consolidated basis, shall maintain an Interest Coverage Ratio of not less than 3.0 to 1.0 as measured at the end of each quarter, commencing March 25, 2000, on a cumulative basis (i.e. year-to-date) for the period beginning on January 1, 2000. The measurement of this covenant will return to a rolling-four quarters calculation (measured as of the end of each successive quarter) commencing with the determination as of March 31, 2001 for the twelve month period then ending and for each quarter thereafter.

                           (l) The following section is added as a new section
8.5 to the Credit Agreement:

                  Section 8.5. Maximum Loss. The Borrowers, on a consolidated basis, shall not suffer a Net Loss in respect of calendar year 1999 in excess of $860,000, as measured; first, in respect of the six month period ending June 26, 1999; second, in respect of the nine month period ending September 25, 1999; and third, in respect of the twelvemonth period ending December 31, 1999.

                           (m) The following sentence is added to the end of
Section 6.7 of the Credit Agreement:

                  The Bank or any agent or representative thereof shall have the right to perform annual field audits of the Borrowers, at the Borrowers' reasonable expense.

                           (n) Notwithstandidng anything to the contrary in this
Amendment, the interest rates on any LIBOR Loans borrowed prior to the date of this Amendment shall remain at such rates until the end of the applicable Interest Period for such LIBOR Loans.

                           SECTION 2. Conditions of Effectiveness. This
Amendment shall become effective when, and only when, the Bank shall have received counterparts of this Amendment executed by the Borrowers and the Bank, and Section 1 hereof shall become effective when, and only when, the Bank shall have additionally received all of the following documents or items, each document (unless otherwise indicated) being dated the date of receipt thereof by the Bank (which date shall be the same for all such documents), in form and substance satisfactory to the Bank:

                           (a) Certified copies of (i) the resolutions of the
Board of Directors of each of the Borrowers and the Guarantors approving this Amendment and the Guaranty and the matters contemplated hereby and (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment and the matters contemplated hereby.

                           (b) A certificate of the Secretary or an Assistant
Secretary of each of the Borrowers certifying the names and true signatures of the officers of the Borrower authorized to sign this Amendment and the other documents to be delivered hereunder.

                           (c) An amendment fee equal to $25,000 payable on the
date of execution and delivery of this Amendment.

                           (d) A legal opinion from legal counsel for the
Borrowers, satisfactory to the Bank and its legal counsel.

                           (e) The Guaranty, duly executed and delivered by each
of the Guarantors.

                           SECTION 3. Representations and Warranties of Each of
the Borrowers. Each Borrower represents and warrants as follows:

                           (a) The Borrower is a corporation duly incorporated,
validly existing and in good standing under the laws of the jurisdiction of its incorporation.

                           (b) The execution, delivery and performance by the
Borrower of this Amendment and the Facility Documents, as amended hereby, to which it is or is to be a party are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Borrower's charter or by-laws, (ii) any law or any contractual restriction binding on or affecting the Borrower, or result in, or require, the creation or imposition of any Lien (other than as created under the Security Agreement) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

                           (c) No authorization, approval or other action by,
and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Amendment or any of the Facility Documents, as amended hereby, to which it is or is to be a party.

                           (d) This Amendment and each of the other Facility
Documents as amended hereby, constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except to the extent that such enforecement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

                           (e) The Security Agreement creates a valid and
perfected first priority security interest in the Collateral securing the payment of all Obligations, and the execution, delivery and performance of this Amendment do not adversely affect the aforesaid security interest (f) Except as set forth in the Credit Agreement, there is no pending or, to the knowledge of the Borrower, threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition or operations of the Borrower or any Subsidiary. There is no pending or, to the knowledge of the Borrower, threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator which purports to affect the legality, validity or enforceability of this Amendment or any of the other Facility Documents, as amended hereby.

                           (g) The Facility Documents existing on the date
hereof constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except to the extent that such enforecement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally. After giving effect to the amendments provided for in this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

                           SECTION 4. Reference to and Effect on the Facility
Documents.

                           (a) Upon the effectiveness of Section 1 hereof, on
and after the date hereof each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference in any Facility Documents to the Credit Agreement or any other Facility Document, shall mean and be a reference to the Credit Agreement or such other Facility Document as amended hereby.

                           (b) Except as specifically amended or modified
pursuant to this Amendment, the provisions of the Credit Agreement, the Notes and the other Facility Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Credit Agreement, the Security Agreement and all of the Collateral described therein do and shall continue to secure the payment of all indebtedness and liabilities of the Borrowers to the Banks and the Bank under the Credit Agreement and the other Facility Documents, as amended hereby. In connection with ratifying and confirming the representations and warranties set forth in the Credit Agreement, as of the date hereof, the Borrowers hereby amend and restate certain of the Schedules to the Credit Agreement such Schedules being restated as set forth in the attachments hereto In addition, the representations set forth in Section 5.5 of the Credit Agreement are hereby amended to refer to the dates of the most recent annual and quarterly financial statements, respectively, provided by the Borrowers to the Bank.

                           (c) The execution, delivery and effectiveness of this
Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Bank or the Banks under any of the Facility Documents, nor constitute a waiver of any provision of any of the Facility Documents.

                           (d) Notwithstanding anything to the contrary herein,
the Bank agrees that the failure of the Borrowers to comply with the financial covenants set forth in Article 8 of the Credit Agreement in effect prior to this Amendment, in respect of the period ending March 27, 1999, shall not constitute an Event of Default, provided that the financial covenants set forth in Article 8 as amended hereby shall remain in full force and effect in respect of all periods ending subsequent to March 27, 1999.

                           SECTION 5. Costs, Expenses and Taxes. Each of the
Borrowers agrees to pay on demand all costs and expenses of the Bank in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank with respect thereto.. Each of the Borrowers further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 5. In addition, each of the Borrowers shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

                           SECTION 6. Execution in Counterparts. This Amendment
may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

                           SECTION 7. Governing Law. This Amendment shall be
governed by, and construed in accordance with, the laws of the State of Connecticut.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    TRANSACT TECHNOLOGIES INCORPORATED



                                    By  /s/ Richard L. Cote
                                       Richard L. Cote
                                       Title: Executive Vice President and
                                           Chief Financial Officer



                                    MAGNETEC CORPORATION



                                    By  /s/ Richard L. Cote
                                        Richard L. Cote
                                        Title: Vice President

                                    Address for Notices to Borrowers:
                                    7 Laser Lane
                                    Wallingford, Connecticut  06492


                                    FLEET NATIONAL BANK

                                    By   /s/ H. Frazier Caner
                                         H. Frazier Caner, Vice President


                                         Address for Notices:
                                         Fleet National Bank
                                         One Landmark Square
                                         2nd Floor
                                         Stamford, CT  06901
                                         Attn:  H. Frazier Caner
                                                Vice President
                                         Facsimile No.: (203) 964-4850

                                  SCHEDULE 5.9
                                       to
                            AMENDED CREDIT AGREEMENT


                                Dated May 7, 1999


                            SUBSIDIARIES OF TRANSACT
                            ------------------------


                  Magnetec Corporation, a Connecticut corporation.

                  TransAct.Com, Inc., a Delaware corporation

                  TransAct Technologies International Ltd., a Barbados corporation.



                            SUBSIDIARIES OF MAGNETEC

                  Ithaca Peripherals Limited, a UK corporation.

                                  SCHEDULE 5.10
                                       to
                            AMENDED CREDIT AGREEMENT


                                Dated May 7, 1999


                               CREDIT ARRANGEMENTS
                               -------------------

 Lessee                                 Lessor                                Security
 ------                                 ------                                --------
Magnetec                              NTFC Capital Corp.                  Telecommunications equipment
Magnetec                              Pitney Bowes                        Mailing equipment
Ithaca                                Xerox Corporation                   Photocopy equipment
Ithaca                                Mullin Industrial Handling Corp.    Forklift equipment
Ithaca                                Pitney Bowes                        Mailing equipment
TransAct                              IKON                                Photocopy equipment
Magnetec                              OCE' - BRUNING                      Office equipment

                                  SCHEDULE 5.12
                                       to
                            AMENDED CREDIT AGREEMENT


                                Dated May 7, 1999


                               HAZARDOUS MATERIALS
                               -------------------


Oily Solids

                  One of the Borrower's subsidiaries regularly uses two types of lubricants in performing certain machining processes. As a result of these processes, the lubricant combines with metal shavings and eventually produces liquid sludge and "oily solids". The liquid sludge and oily solids are contained in clearly marked drums which are periodically transported off-site by General Chemical, a Framingham, Massachusetts hazardous waste disposal company.

                                  SCHEDULE 7.3
                                       to
                            AMENDED CREDIT AGREEMENT


                                Dated May 7, 1999


                                      LIENS
                                      -----


     1. UCC-1 Financing Statement filed 12/9/94 with the Connecticut Secretary of State, File No. 1591536, Debtor = Magnetec, Secured Party = State of Connecticut Department of Economic Development

     2. UCC-1 Financing Statement filed 6/19/95 with the Connecticut Secretary of State, File No. 1627702, Debtor = Magnetec, Secured Party = NTFC Capital Corporation

     3. UCC-1 Financing Statement filed 7/11/96 with the Wallingford Town Clerk, File No. 7547, Debtor = Magnetec, Secured Party = OCE' BRUNING

     4. UCC-1 Financing Statement filed 9/12/96 with the Connecticut Secretary of State, File No. 1724018, Debtor = Magnetec, Secured Party = State of Connecticut Department of Economic and Community Development.

     5. UCC-1 Financing Statement filed 7/27/94 with the New York Secretary of State, File No. 153581, Debtor = Ithaca Peripherals Incorporated, Secured Party = Citicorp Dealer Finance (assigned by Mullen Industrial Handling)

     6. UCC-1 Financing Statement filed with the Connecticut Secretary of State, File No. 1829351, Debtor = TransAct Technologies, Secured Party = Fleet National Bank

     7. UCC-1 Financing Statement filed with the Connecticut Secretary of State, File No. 1829349, Debtor = Magnetec Corporation, Secured Party = Fleet National Bank

     8. See also the additional filings naming Fleet National Bank as Secured Party set forth on the attached UCC Search Report

                                  SCHEDULE 7.9
                                       to
                            AMENDED CREDIT AGREEMENT


                             Dated as of May 7, 1999


                    TRANSACTIONS WITH AFFILIATES OUTSIDE THE
                    ----------------------------------------
                           ORDINARY COURSE OF BUSINESS
                           ---------------------------



                  None.